FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                          Date of Report
                 (Date of earliest event reported)
                           May 27, 1999



                       US Airways Group, Inc.
                 (Commission file number: 1-8444)

                               and

                          US Airways, Inc.
                 (Commission file number: 1-8442)

    (Exact names of registrants as specified in their charters)



        Delaware               US Airways Group, Inc. 54-1194634
(State of incorporation        US Airways, Inc.       53-0218143
  of both registrants)       (I.R.S. Employer Identification Nos.)



                       US Airways Group, Inc.
              2345 Crystal Drive, Arlington, VA 22227
             (Address of principal executive offices)
                          (703) 872-5306
       (Registrant's telephone number, including area code)



                          US Airways, Inc.
              2345 Crystal Drive, Arlington, VA 22227
             (Address of principal executive offices)
                          (703) 872-7000
       (Registrant's telephone number, including area code)






Item 5. Other Events

     On May 27, 1999, US Airways Investment Management Company, Inc. (USIM; formerly USAM Corp.), a wholly-owned subsidiary of US Airways, Inc., agreed to sell its ownership interest in Galileo International, Inc. (Galileo). The transaction, which closed on June 3, 1999, resulted in cash proceeds of approximately $307 million and a pre-tax gain of approximately $274 million. USIM's interest, 7,000,400 shares of Galileo common stock, was sold as part of a secondary common stock offering completed by Galileo.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                US Airways Group, Inc. (REGISTRANT)

                                /s/ Thomas A. Mutryn
Date: June 4, 1999         By:  --------------------------------
                                Thomas A. Mutryn
                                Senior Vice President-Finance and
                                Chief Financial Officer


                                US Airways, Inc. (REGISTRANT)

                                /s/ Thomas A. Mutryn
Date: June 4, 1999         By:  --------------------------------
                                Thomas A. Mutryn
                                Senior Vice President-Finance and
                                Chief Financial Officer










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